Exhibit 10.40

FHLMC Loan No. 487779258
Landmark Apartments

REPAIR ESCROW Agreement

(REVISION DATE 01-31-2003)

This REPAIR ESCROW AGREEMENT ("Agreement") is made and entered into, to be effective as of March 11, 2009, by and between LANDMARK (NC), LLC, a Delaware limited liability company, d/b/a Landmark-Raleigh (NC), LLC, in North Carolina("Borrower"), and CAPMARK BANK, a Utah industrial bank("Lender") and its successors and assigns.

W I T N E S S E T H:

WHEREAS, Lender has agreed to make and Borrower has agreed to accept the Loan, which is to be evidenced by the Note and secured by the Security Instrument encumbering the Land described on Exhibit "A" attached to this Agreement;

WHEREAS, as a condition of making the Loan, Lender is requiring Borrower to make the Repairs to the Improvements, which Repairs are generally described in the Schedule of Work attached to this Agreement as Exhibit "B"; and

WHEREAS, in order to assure that the Repairs are made and paid for in a timely manner, Lender is requiring Borrower to establish the Repair Escrow Fund with Lender pursuant to the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the Loan, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1.                  Definitions.  The following terms used in this Agreement shall have the meanings set forth below in this Section.  Any term used in this Agreement and not defined shall have the meaning given to that term in the Security Instrument.

(a)                "Completion Date" means the date that is [See Exhibit B] after the effective date of this Agreement.

(b)               "Disbursement Request" means Borrower's written requests to Lender in the form attached to this Agreement as Exhibit "C" for the disbursement of money from the Repair Escrow Fund pursuant to Section 3 below, which requests shall not be made more often than once every ninety (90) days during the term of this Agreement.

(c)                "Improvements" means the buildings and improvements situated upon the Land, currently constituting a multifamily apartment project known as Landmark Apartments.

(d)               "Loan" means the loan from Lender to Borrower in the original principal amount of Eight Million Eight Hundred Fifty Thousand and 00/100 Dollars ($8,850,000.00), as evidenced by the Note and secured by the Security Instrument.

(e)                "Minimum Disbursement Request Amount" means Two Thousand Five Hundred and 00/100 Dollars ($2,500.00).

(f)                 "Property" means the Land and Improvements.

(g)                "Repairs" means the repairs to be made to the Property, as described on the Schedule of Work or as otherwise required by Lender in accordance with this Agreement.

(h)                "Repair Escrow Deposit" means the sum of Six Hundred Fifty-Eight Thousand One Hundred Eighty-Eight and 00/100 Dollars ($658,188.00) deposited into escrow with Lender as of the effective date of this Agreement, together with interest, if any, to be held in accordance with the provisions of this Agreement.

(i)                  "Repair Escrow Fund" means the account established by this Agreement into which the Repair Escrow Deposit is deposited.

(j)                 "Schedule of Work" means the schedule of work for the Repairs attached to this Agreement as Exhibit "B".

(k)               "Security Instrument" means the mortgage, deed of trust, deed to secure debt, or other similar security instrument encumbering the Property and securing Borrower's performance of its Loan obligations.

2.                  Repair Escrow Fund.

(a)                Establishment.  Lender acknowledges that Borrower has established the Repair Escrow Fund by depositing the amount of the Repair Escrow Deposit with Lender.  Borrower and Lender agree that all moneys deposited into the Repair Escrow Fund shall be held by Lender in an interest bearing account if Lender estimates that the Repairs will require longer than ninety (90) days to complete.  Lender shall not be required to hold the Repair Escrow Deposit in an interest bearing account if the Repairs are required to be completed in ninety (90) days or less.  Any interest earned on such moneys shall be added to the principal balance of the Repair Escrow Fund and disbursed in accordance with the provisions of this Agreement.  Lender shall be entitled to deduct from the Repair Escrow Fund a one time fee in the amount of Fifty and 00/100 Dollars ($50.00) for establishing the Repair Escrow Fund.  Lender shall not be responsible for any losses resulting from investment of moneys in the Repair Escrow Fund or for obtaining any specific level or percentage of earnings on such investment.

(b)               Use.  The Repair Escrow Deposit shall, except as otherwise stated in this Agreement, be used for the purpose of paying, or reimbursing Borrower for, the costs of the Repairs.

3.                  Disbursements.  From time to time, as construction and completion of the Repairs progresses, upon Borrower's submission of a Disbursement Request in the form attached to this Agreement as Exhibit C, and provided that Borrower is in full compliance with all the applicable conditions set forth in this Agreement and in the other Loan Documents, Lender shall make disbursements from the Repair Escrow Fund for payment or reimbursement of the actual costs of the Repairs.  Borrower must sign the Borrower’s Disbursement Request and Borrower must include with its Disbursement Request a report setting out the progress of the Repairs and any other reports or information relating to the construction of the Repairs that may be reasonably requested by Lender.  Borrower must include with each Disbursement Request copies of any applicable invoices and/or bills and appropriate lien waivers for the prior period for which disbursement was made, executed by all contractors and suppliers supplying labor or materials for the Repairs.  Unless waived by Lender in writing, Borrower must also include a report prepared by the professional engineer employed by Lender as to the status of the Repairs.  Except for the final Disbursement Request, no Disbursement Request shall be for an amount less than the Minimum Disbursement Request Amount.

4.                  Reporting Requirements; Completion.  Prior to receiving the final disbursement from the Repair Escrow Fund, Borrower must deliver to Lender, in addition to the information required by Section 3 above, the following:

(a)                Contractor's Certificate.  A certificate signed by each major contractor and supplier of materials, as reasonably determined by Lender, engaged to provide labor or materials for the Repairs to the effect that such contractor or supplier has been paid in full for all work completed and that the portion of the Repairs provided by such contractor or supplier has been fully completed in accordance with the plans and specifications (if any) provided to it by Borrower and that such portion of the Repairs is in compliance with all applicable building codes and other rules and regulations promulgated by applicable regulatory or governmental authorities;

(b)               Borrower's Certificate.  A certificate signed by Borrower to the effect that the Repairs have been fully paid for, that all money disbursed hereunder has been used for the Repairs and no claim or claims exist against the Borrower or against the Property out of which a lien based on furnishing labor or material exists or might ripen.  Borrower may except from the certificate described in the preceding sentence any claim or claims that Borrower intends to contest, provided that any such claim or claims are described in Borrower's certificate and Borrower certifies to Lender that the money in the Repair Escrow Fund is sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims.  If required by Lender, Borrower also shall certify to Lender that such portion of the Repairs is in compliance with all applicable zoning ordinances;

(c)                Engineer's Certificate.  A certificate signed by the professional engineer employed by Lender to the effect that the Repairs have been completed in a good and workmanlike manner in compliance with the Schedule of Work and all applicable building codes, zoning ordinances and other rules and regulations promulgated by applicable regulatory or governmental authorities; and

(d)               Other Certificates.  Any other certificates of approval, acceptance or compliance required by Lender from or by the city, county, state or federal governmental authorities having jurisdiction over the Property and the Repairs.

5.                  Indirect and Excess Disbursements.  Lender, in its sole judgment, is authorized to hold, use and disburse from the Repair Escrow Fund to pay any and all costs, charges and expenses whatsoever and howsoever incurred or required in connection with the construction and completion of the Repairs, or in the payment or performance of any obligation of Borrower to Lender.  If Lender, for purposes specified in this Section 5, shall elect to pay any portion of the money in the Repair Escrow Fund to parties other than Borrower, then Lender may do so, at any time and from time to time, and the amount of advances to which Borrower shall be entitled under this Agreement shall be correspondingly reduced.

6.                  Schedule of Work.  All disbursements from the Repair Escrow Fund shall be limited to the costs of those items set forth on the Schedule of Work attached to this Agreement as Exhibit "B".

7.                  Repairs.  Borrower covenants and agrees with Lender as follows:

(a)                Commencement of Work.  Except as set forth on Exhibit D, prior to the recordation of the Security Instrument, no work of any kind has been or will be commenced or performed upon the Property and no materials or equipment have been or will be delivered to or upon the Property.  In the event that any work of any kind has been commenced or performed upon the Property, or in the event that any materials or equipment have been ordered or delivered to or upon the Property, then (i) prior to the execution of the Security Instrument the Borrower shall fully disclose in writing to the title insurance company issuing the mortgagee title insurance policy insuring the lien of the Security Instrument that work has been commenced or performed on the Property, or materials or equipment have been ordered or delivered to or upon the Property, (ii) prior to the execution of the Security Instrument Borrower shall have obtained and delivered to Lender and the title company issuing the mortgagee title insurance policy insuring the lien of the Security Instrument lien waivers from all contractors, subcontractors, suppliers, or any other applicable party, pertaining to all work commenced or performed on the Property, or materials or equipment ordered or delivered to or upon the Property, and (iii) the final mortgagee’s title insurance policy insuring the lien of the Security Instrument shall take no exception from coverage for any mechanics or materialmen’s liens.

(b)               Construction.  Borrower will commence the Repairs as soon as practicable after the date of this Agreement and will diligently proceed with and complete the Repairs on or before the Completion Date in a workmanlike manner and in accordance with the Schedule of Work, good building practices and all applicable laws, ordinances, rules and regulations.

(c)                Changes in Schedule of Work.  Without the prior written consent of Lender, Borrower will make no departures from or alterations to the Schedule of Work.

(d)               Inspections.  Borrower will permit Lender or any person designated by Lender (including without limitation a professional inspection engineer) and any interested governmental authority, at any time and from time to time, to inspect the Repairs and Improvements and to examine and copy all of Borrower's books and records and all contracts and bills pertaining to the Repairs and Improvements.  Lender shall be entitled to deduct from the Repair Escrow Fund reasonable fees for performing any such inspections and/or an amount sufficient to reimburse Lender for all fees and expenses charged by any professional inspection engineer employed by Lender in connection with any such inspection.  Borrower agrees to cause the replacement of any material or work that is defective, unworkmanlike, does not comply with any applicable law, ordinance, rule or regulation, or does not comply with the requirements of this Agreement, as determined by Lender.  Prior to and as a condition of the final disbursement of funds from the Repair Escrow Fund, Lender shall inspect or cause to be inspected the Repairs and the Improvements to determine that all Repairs, including but not limited to interior and exterior repairs, have been completed in a manner acceptable to Lender.

(e)                Purchases.  Without the prior written consent of Lender, no materials, machinery, equipment, fixtures or any other part of the Repairs shall be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to such Repairs is retained or subjected to a purchase money security interest, or the right is reserved or accrues to anyone to remove or repossess any such Repairs, or to consider them as personal property.

8.                  Lien Protection.  Borrower shall promptly pay or cause to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Repairs, and shall keep the Property free and clear of any and all liens other than the lien of the Security Instrument and any other junior lien which may be consented to by Lender.

9.                  Adverse Claims.  Borrower shall promptly advise Lender in writing of any litigation, liens, or claims affecting the Property and of all complaints and charges made by any governmental authority or any governmental department, bureau, commission or agency exercising supervision or control over Borrower or its business, which may delay or adversely affect the Repairs.

10.              Compliance With Laws; Insurance Requirements.

(a)                Compliance With Laws.  All Repairs shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Property, and with all applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(b)               Insurance Requirements.  In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workers' compensation, builder's risk (if required by Lender), and public liability insurance and other insurance required under applicable law in connection with any of the Repairs.  All such policies shall be in form and amount satisfactory to Lender.  All such policies that can be endorsed with standard mortgage clauses making losses payable to Lender or its assigns shall be so endorsed.  The originals of such policies shall be deposited with Lender.

11.              Use of Repair Escrow Fund.  Borrower will accept disbursements from the Repair Escrow Fund in accordance with the provisions of this Agreement and will use, or cause to be used, each such disbursement solely to pay for materials, labor and services, or to pay costs and expenses for which such disbursement is requested.

12.              Conditions Precedent.  Lender shall not be obligated to make any disbursement from the Repair Escrow Fund to or for the benefit of Borrower unless at the time of each Disbursement Request all of the following conditions prevail:

(a)                No Default.  There shall exist no condition, event or act that would constitute a default (with or without notice and/or lapse of time) under this Agreement or any other Loan Document.

(b)               Representations and Warranties.  All representations and warranties of Borrower set forth in this Agreement and in the Loan Documents are true.

(c)                Continuing Compliance.  Borrower shall be in full compliance with the provisions of this Agreement, the other Loan Documents and any request or demand by Lender permitted hereby.

(d)               No Lien Claim.  No lien or claim based on furnishing labor or materials has been filed or asserted against the Property, unless Borrower has properly provided bond or other security against loss in accordance with applicable law.

(e)                Approvals.  All licenses, permits, and approvals of governmental authorities required for the Repairs as completed to the applicable stage have been obtained.

(f)                 Legal Compliance.  The Repairs as completed to the applicable stage do not violate any laws, ordinances, rules or regulations, or building lines or restrictions applicable to the Property.

13.              Right to Complete Repairs.  If Borrower abandons or fails to proceed diligently with the Repairs or otherwise is in default under this Agreement, Lender shall have the right (but not the obligation) to enter upon the Property and take over and cause the completion of the Repairs.  Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is hereby irrevocably appointed the attorney in fact of Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Repairs and the payment, settlement, or compromise of all claims for materials and work performed in connection with the Repairs) and do any and all things necessary or proper to complete the Repairs including signing Borrower's name to any contracts and documents as may be deemed necessary by Lender.  In no event shall Lender be required to expend its own funds to complete the Repairs, but Lender may, in Lender's sole discretion, advance such funds.  Any funds advanced shall be added to the outstanding balance of the Note, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Security Instrument pertaining to the protection of Lender's security and advances made by Lender.  Borrower waives any and all claims it may have against Lender for materials used, work performed or resultant damage to the Property.

14.              Insufficient Account.  If Lender determines in its reasonable discretion that the money in the Repair Escrow Fund is insufficient to pay for the Repairs, Lender shall so notify Borrower, in writing, and as soon as possible (but in no event later than twenty (20) days after such notice) Borrower shall pay to Lender an amount, in cash, equal to such deficiency, which amount shall be placed in the Repair Escrow Fund by Lender.

15.              Security Agreement.  To secure Borrower's obligations under this Agreement and to further secure Borrower's obligations under the Note, Security Instrument and other Loan Documents, Borrower hereby conveys, pledges, transfers and grants to Lender a security interest pursuant to the Uniform Commercial Code of the Jurisdiction and other applicable laws in and to all money in the Repair Escrow Fund as such may increase or decrease from time to time, and all interest and dividends thereon and all proceeds thereof.

16.              Post Default.  If Borrower defaults in the performance of its obligations under this Agreement or under the Note, Security Instrument or any other Loan  Document, Lender shall have all remedies available to them under Article 9 of the Uniform Commercial Code of the Jurisdiction and under any other applicable laws and, in addition, may retain all moneys in the Repair Escrow Fund, including interest, and in Lender's discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all indebtedness or obligations of Borrower set forth in the Note, Security Instrument or other Loan Documents, including, but not limited to, principal, interest, taxes, insurance, reasonable attorneys' fees actually incurred and/or repairs to the Property.

17.              Termination.  This Agreement shall terminate upon the completion of the Repairs in accordance with this Agreement and Lender’s satisfaction, and the full disbursement by Lender of the Repair Escrow Fund.  In the event there are funds remaining in the Repair Escrow Fund after the Repairs have been completed in accordance with this Agreement, and provided no default by Borrower exists under this Agreement or under any other Loan Documents, such funds remaining in the Repair Escrow Fund shall be refunded by Lender to the Borrower.

18.              No Amendment.  Nothing contained in this Agreement shall be construed to amend, modify, alter, change or supersede the terms and provisions of the Note, Security Instrument or any other Loan Document and, if there shall exist a conflict between the terms and provisions of this Agreement and those of the Note, Security Instrument or other Loan Documents, then the terms and provisions of the Note, Security Instrument and other Loan Documents shall control.

19.              Release; Indemnity.

(a)                Release.  Borrower covenants and agrees that, in performing any of its duties under this Agreement, none of  Lender, and Loan Servicer or any of their respective agents or employees, shall be liable for any losses, costs or damages which may be incurred by any of them as a result thereof, except that no party will be released from liability for any losses, costs or damages arising out of the willful misconduct or gross negligence of such party.

(b)               Indemnity.  Borrower hereby agrees to indemnify and hold harmless Lender, Loan Servicer, and their respective agents and employees, against any and all losses, claims, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees and costs, which may be imposed or incurred by any of them in connection with this Agreement, except that no such party will be indemnified from any losses, claims, damages, liabilities and expenses arising out of the willful misconduct or gross negligence of such party.

20.              Choice of Law.  This Agreement shall be construed and enforced in accordance with the laws of the Property Jurisdiction.

21.              Successors and Assigns.  Lender may assign its rights and interests under this Agreement in whole or in part and upon any such assignment, all the terms and provisions of this Agreement shall inure to the benefit of such assignee to the extent so assigned.  The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term "Lender" shall also include any lawful owner, holder or pledgee of the Note.  Reference herein to “person” or “persons” shall be deemed to include individuals and entities.  Borrower may not assign its rights, interests, or obligations under this Agreement without first obtaining Lender's prior written consent.

22.              Attorneys' Fees.  In the event that Lender shall engage the services of an attorney at law to enforce the provisions of this Agreement against Borrower, then Borrower shall pay all costs of such enforcement, including any reasonable attorneys' fees and costs (including those of Lender’s in-house counsel) actually incurred.

23.              Remedies Cumulative.  In the event of Borrower's default under this Agreement, Lender may exercise all or any one or more of its rights and remedies available under this Agreement, at law or in equity.  Such rights and remedies shall be cumulative and concurrent, and may be enforced separately, successively or together, and Lender's exercise of any particular right or remedy shall not in any way prevent Lender from exercising any other right or remedy available to Lender.  Lender may exercise any such remedies from time to time as often as may be deemed necessary by Lender.

24.              Determinations by Lender.  In any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

25.              Completion of Repairs.  Lender's disbursement of moneys in the Repair Escrow Fund or other acknowledgment of completion of any Repair in a manner satisfactory to Lender shall not be deemed a certification by Lender that the Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority or agency.  Borrower shall at all times have the sole responsibility for insuring that all Repairs are completed in accordance with all such governmental requirements.

26.              No Agency or Partnership.  Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

27.              Entire Agreement.  This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.  There are no unwritten oral agreements between the parties.  All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement and the other Loan Documents.  Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged, or terminated except in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing; provided, however, that in the event of a Transfer requiring Lender’s consent under the terms of the Security Instrument, any one or more, or all, of the Modifications to Agreement set forth in Exhibit "E" (if any) may be modified or rendered void by Lender at Lender’s option by notice to Borrower/transferee.

28.              Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original document and all of which together shall constitute one agreement.

ATTACHED EXHIBITS.  The following Exhibits are attached to this Agreement:

X	Exhibit A	Legal Description of Land (required)

X	Exhibit B	Schedule of Work (required)

X	Exhibit C	Disbursement Request (required)

X	Exhibit D	Work Performed or Commenced and Material
or Equipment Ordered (required, if none, state “None”)

	Exhibit E	Modifications to Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BORROWER:

LANDMARK (NC), LLC, a Delaware limited liability company, d/b/a Landmark-Raleigh (NC), LLC, in North Carolina

By:  Angeles Income Properties, LTD. II, a California limited partnership, its member

By:  Angeles Realty Corporation II, a California corporation, its managing general partner

By: /s/Patti K. Fielding

Patti K. Fielding

Executive Vice President and Treasurer

LENDER:

CAPMARK BANK, a Utah industrial bank

By: /s/Max W. Foore

Max W. Foore

Limited Signer